                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

 [X] Preliminary proxy statement

 [ ] Definitive proxy statement

 [ ] Definitive additional materials

 [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           First Busey Corporation
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


             Stathy Panopoulos, Chapman and Cutler, 312-845-2992
-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

 [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

 [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

-----------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           FIRST BUSEY CORPORATION
                       201 W. Main  Urbana, IL  61801
                                217/384-4556


                                          March 18, 1996



Dear Stockholder:



     The Annual Meeting of Stockholders of First Busey Corporation (the "Company") will be held on Tuesday, April 16, 1996 at the Assembly Hall, 1800
S. First Street, Champaign, Illinois. The Annual Meeting will begin at 7:00 p.m. At this Annual Meeting you will be asked:



        1. To elect seventeen (17) directors of the Company to serve until the next Annual Meeting of Stockholders.



        2. To increase the number of total shares of common stock the Company shall have authority to issue from 12,500,000 to 50,000,000. The company currently has authority to issue 1,000,000 shares of Preferred Stock, without par value. Such authorization will remain unaffected. The classes and the aggregate number of shares of common stock which the Company shall have authority to issue shall be as follows:



                A. 40,000,000 shares of Class A Common Stock, without par value.

                B. 10,000,000 shares of Class B Common Stock, without par value.


        3. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.



        4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.



     Each of the proposals is more fully described in the accompanying Proxy Statement which I urge you to read carefully. The Board of Directors has unanimously approved and recommends a vote "FOR" each of the proposals.



     Our agenda for the Annual Meeting will also include presentations on the past accomplishments and future objectives of the Company.



     It is important that your shares be represented at the Annual Meeting. Whether or not you attend personally, I urge you to sign, date and return the enclosed proxy at your earliest convenience.



                                          Kindest regards,


                                       /s/Douglas C. Mills

                                          Douglas C. Mills
                                          Chairman of the Board





              PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY

                NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 16, 1996





To the Stockholders of
First Busey Corporation:



Notice is hereby given that the Annual Meeting of Stockholders of First Busey Corporation (the "Company"), a Nevada corporation, will be held at the Assembly Hall, 1800 S. First Street, Champaign, Illinois, on Tuesday, April 16, 1996 at 7:00 p.m. for the following purposes:



        1. To elect seventeen (17) directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.



        2. To increase the number of total shares of common stock the Company shall have authority to issue from 12,500,000 to 50,000,000. The Company currently has authority to issue 1,000,000 shares of Preferred Stock, without par value. Such authorization will remain unaffected.
     The classes and the aggregate number of shares of common stock which the Company shall have authority to issue shall be as follows:



                A. 40,000,000 shares of Class A Common Stock, without par value

                B. 10,000,000 shares of Class B Common Stock, without par value



        3. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.



        4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Only stockholders of record at the close of business on February 29, 1996 shall be entitled to notice of, and to vote, at the Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the Annual Meeting in person, please sign, date and return your proxy in the enclosed envelope.



                                             By order of the Board of Directors,



                                          /s/Barbara J. Kuhl

                                             Barbara J. Kuhl
                                             Executive Vice President
                                             and Corporate Secretary





Urbana, Illinois
March 18, 1996

                            FIRST BUSEY CORPORATION



                                PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS



                                 April 16, 1996



GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of First Busey Corporation (the "Company" or "First Busey"), a Nevada corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Assembly Hall, 1800 S. First Street, Champaign, Illinois, on Tuesday, April 16, 1996, at 7:00 p.m., or any postponement or adjournment thereof. The Board has fixed the close of business on February 29, 1996, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 3,785,016 shares of Class A Common Stock, without par value ("Class A Common Stock"), and 750,000 shares of Class B Common Stock, without par value ("Class B Common Stock") (collectively, the "Common Stock"). Each share of Class A Common Stock is entitled to one vote per share while each share of Class B Common Stock is entitled to 10 votes per share. The Company's Form 10-K Annual Report, which includes certified financial statements for the year ended December 31, 1995, accompanies this Proxy Statement. The financial statements contained therein are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the Annual Meeting and, therefore, such financial statements are not incorporated by reference into this Proxy Statement.

     The Company's principal executive offices are located at 201 W. Main Street, Urbana, Illinois 61801. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to stockholders is March 18, 1996.



VOTING

     General. Shares of Class A Common Stock and Class B Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with instructions thereon. If there are no such instructions, the shares will be voted "FOR" (i) the election of the nominees for directors named in this Proxy Statement and (ii) the increase in the number of total shares of Common Stock the Corporation shall have authority to issue from 12,500,000 to 50,000,000 and (iii) the ratification of the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 1996 (the "Ratification of Auditors Proposal") (collectively, the "Proposals"). Properly executed proxies received by the Company will also be voted at the Annual Meeting in accordance with the Board's recommendations on any other matters which may come before the Annual Meeting.

     In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Because the seventeen nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies which are marked "withhold authority" or "abstain" will have no effect on the outcome of the election. Approval of each of the other matters requires the affirmative vote of at least a majority of the votes cast at the Annual Meeting on such matter. Shares represented by proxies which are marked "abstain" as to each such matter will be counted as votes cast, which will have the same effect as a negative vote on each such matter. Proxies relating to "street name" shares which are not voted by brokers on one or more, but less than all, matters will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as votes cast as to such matter or matters not voted upon.

        Directors and Executive Officers. All of the directors, director nominees and executive officers of the Company have advised the Company that they will vote their shares of Company Common Stock "FOR" the Proposals. As of February 29, 1996, these individuals beneficially owned an aggregate of 1,353,247 shares of the Company's Class A and Class B Common Stock, or approximately 30% of the Company Common Stock outstanding and entitled to vote at the Annual Meeting. These 1,353,247 shares represent approximately 72% of the outstanding voting power of the Company. If all of the directors and executive officers of the Company owning shares of Company Common Stock vote their shares "FOR" the Proposals, the Proposals will be approved. See "Election of Directors - Common Stock Ownership of Certain Beneficial Owners and Management."



REVOCABILITY OF PROXIES

     Stockholders may revoke their proxy by a later proxy or by giving notice of such revocation to the Company in writing or at the Annual Meeting before such proxy is voted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.



SOLICITATION

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telefax or in person without additional compensation. Brokerage houses, bank nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL ONE)

     The seventeen nominees named below have been recommended for election as directors for a term of one year or until their successors have been duly elected and qualified. All nominees are current members of the Company's Board or on one of the Company's subsidiaries' Board of Directors. It is intended that the proxies received in response to this solicitation will be voted for the election of the seventeen persons so nominated, unless otherwise specified. If, for any reason, any nominee shall become unavailable for election or shall decline to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board. No circumstances are presently known which would render a nominee named herein unavailable.

     Set forth below is certain biographical information concerning each nominee for director including principal occupation and age as of February 29, 1996, the record date for the Annual Meeting. Unless otherwise noted, each nominee for director has been employed in their principal occupation with the same organization or other responsible position with the same organization for at least the last five years.

     The number of shares of Class A Common Stock and Class B Common Stock beneficially owned on February 29, 1996, by each director or nominee and by all directors and executive officers of the Company, as a group, is disclosed in the section "Common Stock Ownership of Certain Beneficial Owners and Management." Compensation is disclosed in the section "Compensation of Executive Officers."


JOSEPH M. AMBROSE
Director since:  1993
Age:  38
Mr. Ambrose is a lawyer with the firm Hinshaw & Culbertson, Bloomington, Illinois. Mr. Ambrose has been associated with this firm since September of 1994. Prior to that, Mr. Ambrose was a lawyer with the firm Saint & Ambrose, P.C., Bloomington, Illinois. Mr. Ambrose has served as a director of Busey Bank of McLean County since 1984.


SAMUEL P. BANKS
1996 Nominee for Director
Age:  41
Mr. Banks is Executive Director of Cunningham Children's Home, Urbana, Illinois. Mr. Banks has been associated with Cunningham Children's Home since 1982. Mr. Banks has served on the Board of Directors of Busey Bank since 1994.


T. O. DAWSON
Director since:  1995
Age:  55
Mr. Dawson is a partner in the firm of Insurance Risk Managers, Ltd.,
Champaign, Illinois.   Mr. Dawson has served on the Board of Directors of Busey
Bank since 1988.


VICTOR F. FELDMAN
1996 Nominee for Director
Age:  60
Dr. Feldman is an Ophthalmologist at Christie Clinic, Champaign, Illinois. Dr. Feldman has been associated with Christie since 1967. Dr. Feldman has served on the Board of Directors of Busey Bank since 1985.


KENNETH M. HENDREN
1996 Nominee for Director
Age:  49
Mr. Hendren is a self-employed farmer in LeRoy, Illinois. Mr. Hendren has served on the Board of Directors of Busey Bank of McLean County since 1994.


JUDITH L. IKENBERRY
1996 Nominee for Director
Age:  60
Mrs. Ikenberry is a housewife and active with various charitable organizations. Mrs. Ikenberry has served on the Board of Directors of Busey Bank since 1985.

E. PHILLIPS KNOX
Director since:  1980
Age:  49
Mr. Knox is a lawyer with the firm Tummelson, Bryan and Knox, Urbana, Illinois. He also serves in a consulting capacity for First Busey Corporation and Busey Bank.


P. DAVID KUHL
1996 Nominee for Director
Age:  46
Mr. Kuhl is President and Chief Executive Officer of Busey Bank, a position he assumed in June of 1991. Prior to that, Mr. Kuhl served in variuos management capacities since joining Busey Bank in 1979. Mr. Kuhl has served on the Board of Directors of Busey Bank since 1991.


V. B. LEISTER, JR.
1996 Nominee for Director
Age:  50
Mr. Leister is President of Carter's Moving & Storage, Inc., and Vice President & Treasurer of Carter's Furniture Inc., Urbana, Illinois. Mr. Carter has served on the Board of Directors of Busey Bank since 1992.


DOUGLAS C. MILLS
Director since:  1980
Age:  55
Mr. Mills has served as Chairman of the Board and Chief Executive Officer of First Busey Corporation since its incorporation and, effective December 21, 1993, he assumed the role of President. He has been associated with Busey Bank, First Busey's flagship bank, since 1971 when he assumed the position of Chairman of the Board.


LINDA M. MILLS
1996 Nominee for Director
Age:  55
Mrs. Mills is President and Chief Executive Officer of Busey Carter Travel,
Champaign, Illinois.   Mrs. Mills has held this position since 1985.  Mrs.
Mills has served on the Board of Directors of Busey Bank since 1991.


ROBERT C. PARKER
1996 Nominee for Director
Age:  43
Dr. Parker is a Physician and Chief Executive Officer of Carle Clinic Association, Urbana, Illinois as well as President of Health Alliance Medical Plans, Urbana, Illinois. Dr. Parker has been associated with Carle Clinic Association since 1982. Dr. Parker has served on the Board of Directors of Busey Bank since 1995.


JOHN W. POLLARD
Director Since:  1993
Age:  64
Dr. Pollard is a cardiologist at Carle Clinic, Urbana, Illinois and the Vice President of Medical Affairs of Carle Foundation Hospital, Urbana, Illinois.

DAVID C. THIES
1996 Nominee for Director
Age:  40
Mr. Thies is is an attorney with the law firm of Webber & Thies, P.C., Urbana,
Illinois.   Mr. Thies has served on the Board of Directors of Busey Bank since
1986.


EDWIN A. SCHARLAU II
Director since:  1984
Age:  51
Mr. Scharlau is Chairman of the Board of First Busey Trust & Investment Co. and First Busey Securities, Inc., positions he assumed in June of 1994. Mr. Scharlau continues to serve as Chairman of the Board of Busey Bank, a position he has held since July of 1991. Prior to that, Mr. Scharlau served as President of Busey Bank since 1975. Mr. Scharlau began his association with Busey Bank in 1964.


BEN SNYDER
1996 Nominee for Director
Age:  64
Mr. Snyder is a Real Estate Agent with the Snyder Corporation, Bloomington, Illinois. Mr. Snyder has been associated with this firm since 1971. Mr. Snyder has served on the Board of Directors of Busey Bank of McLean County since 1994.


ARTHUR R. WYATT
Director since 1995
Age:  68
Mr. Wyatt is currently a Professor of Accounting at the University of Illinois. Prior to that, he was a Partner at Arthur Andersen, LLP, Chicago, Illinois from 1966 to 1992. He also served as a member of the Financial Accounting Standards Board from 1985 to 1987.


     During 1995, the Board of Directors of First Busey held 12 meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served during 1995.

     The Board of Directors of First Busey has established the following committees, among others, to assist in the discharge of its responsibilities.

     The Audit Committee met four times in 1995. Members of the 1995 Audit Committee were Mr. Wyatt (chairman), Mr. Ambrose, Mr. Dawson and, prior to his death in September of 1995, Mr. Martin Klingel. The principal functions of the Audit Committee are to review periodic internal reports, arrange for the annual external examination of First Busey and to make a written report of such examination to the full Board of Directors.

     The Compensation Committee met three times in 1995. Members of the 1995 Compensation Committee were Dr. Pollard (chairman), Mr. Knox and Mr. Klingel.

        First Busey does not have a formal nominating committee. The Board of Directors, as a whole, performs the function of nominating persons for the Board.

     Each non-employee director of First Busey who attends at least 10 out of the 12 monthly Board of Directors' meetings held each year receives $500 for each meeting held. Each non-employee director attending fewer than 10 monthly meetings receives
$500 per meeting attended and $250 per meeting not attended. In connection with any special Board of Directors' meeting, each non-employee director who attends receives $500 per meeting. Mr. Knox, who serves on First Busey's Board of Directors, a number of First Busey's subsidiaries' boards of directors and provides certain consulting services to the Company and its subsidiaries, receives an annual fee of $15,000 in lieu of any other fees payable to non-employee directors of the Company and its subsidiaries. See "Compensation Committee Interlocks and Insider Participation." However, directors who are employees of First Busey or its subsidiaries receive no additional compensation for attending Board of Directors' meetings. Certain of the Directors have elected to defer their directors' fees pursuant to First Busey's Director Deferred Compensation Plan. The accounts containing such deferred amounts of Mr. Dawson, Mr. Knox, Dr. Pollard and Mr. Wyatt were credited in 1995 with "above-market" interest of $536, $1,883, $728 and $93, respectively.



COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Class A Common Stock as of February 29, 1996 by all directors and director nominees, by each person who is known by First Busey to be the beneficial owner of more than 5% of the outstanding Class A Common Stock, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

     The number of shares beneficially owned by each director, director nominee, 5% stockholder or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose.
Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 29, 1996 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest. In some cases, the person has disclaimed beneficial interest in certain of these shares.

     As of February 29, 1996, Douglas C. Mills, Chairman of the Board, and his wife, Linda M. Mills, are, in the aggregate, the beneficial owners of all of the 750,000 shares of Class B Common Stock outstanding and 141,372 shares of Class A Common Stock. With respect to all matters to be voted on by the stockholders, the holders of Class A Common Stock are entitled to one vote per share while the holders of Class B Common Stock are entitled to 10 votes per share. Mr. and Mrs. Mills, in the aggregate, currently control approximately 70% of the outstanding voting power of First Busey.

                                                                Number of Shares of
        Name and Address of                                     Class A Common Stock
        Beneficial Owner                                         Beneficially Owned
        ----------------                                         ------------------
                                                                              Percent of
                                                            Shares         Total Outstanding
                                                            ------         -----------------
        Douglas C. Mills(1)(2)
        102 E. Main Street
        Urbana, Illinois 61801                               506,372             12.13%

        First Busey Trust & Investment Co.(3)
        102 E. Main Street
        Urbana, Illinois   61801                             425,624             11.25%

        Linda M. Mills(1)
        2123 Seaton Court
        Champaign, Illinois   61821                          385,000              9.26%

        Martin A. Klingel Estate(4)                          295,100              7.80%

        Joseph M. Ambrose                                      9,430               .25%

        Samuel P. Banks                                        1,000               .03%

        T. O. Dawson                                          31,026               .82%

        Victor F. Feldman                                     18,248               .48%

        Kenneth M. Hendren                                    60,496              1.60%

        Judith L. Ikenberry                                   10,501               .27%

        E. Phillips Knox                                     105,170              2.78%

        P. David Kuhl(5)                                      32,890               .87%

        V. B. Leister, Jr.                                     1,550               .04%

        Robert C. Parker                                       1,300               .03%

        John W. Pollard, M.D.                                 32,126               .85%

        Edwin A. Scharlau II(6)                              118,312              3.12%

        Benjamin G. Snyder                                     1,000               .03%

        David C. Thies                                           900               .02%

        Arthur R. Wyatt                                       37,926              1.00%

        All directors (including nominees) and
        executive officers as a group (17 persons)         1,353,247             29.70%



(1) The number of shares listed includes 375,000 shares issuable upon conversion of shares of Class B Common Stock.

(2) The number of shares listed does not include options to purchase 33,500 shares of Class A Common Stock which are not presently exercisable.

(3) Bubank Co. and Urban & Co., each of which is a partnership (the registered nominees for First Busey Trust & Investment Co.), hold these shares in various fiduciary capacities. Of these shares, 122,447 are beneficially owned by First Busey's 401(k) Stock Fund and 303,177 are beneficially owned by First Busey's Stock Ownership Plan. There are also 110,175 shares registered under these nominees for which First Busey Trust & Investment Co. does not have sole voting or investment power. These 110,175 shares are not included in the number of shares listed.

(4) Douglas C. Mills and Allen B. Klingel, Jr. are co-executors of the Martin A. Klingel Estate and share voting and dispositive power of these shares.

(5) The number of shares listed does not include options to purchase 17,500 shares of Class A Common Stock which are not presently exercisable.

(6) The number of shares listed does not include options to purchase 20,500 shares of Class A Common Stock which are not presently exercisable.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1995, its executive officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its directors and executive officers.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received by the Company's Chief Executive Officer and the other executive officers of the Company for the three fiscal years ending December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                                      -------------------------------
                                        ANNUAL COMPENSATION                       AWARDS
                                   -----------------------------      -------------------------------
                                                                                           Securities
                                                                                           Underlying
Name and                                                              Restricted Stock      Options/          All Other
Principal Position(1)              Year     Salary($)    Bonus($)      Awards ($)(2)         SARS(#)      Compensation($)(3)
--------------------               ----     --------     --------     ----------------    -----------    ------------------
Douglas C. Mills                   1995     150,000       96,800               0             10,000            53,038
Chairman of the Board and          1994     150,000      100,000          57,500              1,000            42,144
Chief Executive Officer            1993     160,000       90,000          43,000                  0            27,496

Edwin A. Scharlau II               1995     150,000       36,784               0              7,500            12,230
Chairman of the Board of           1994     144,000       38,000          34,500              1,000            12,211
First Busey Trust &                1993     140,000       35,000          21,500                  0            15,281
Investment Co.

P. David Kuhl                      1995     135,000       35,816               0              7,500             9,106
President and Chief                1994     125,000       37,000          34,500              1,000             8,396
Executive Officer of Busey         1993     115,000       35,000          21,500                  0            13,320



(1) The Company has determined that the three named executive officers are the only executive officers of the Company for purposes of Rule 3b-7 under the Exchange Act.

(2) At December 31, 1995, Mr. Mills, Mr. Scharlau and Mr. Kuhl held 4,500, 2,500 and 2,500 shares of restricted stock having a value of $121,500, $67,500 and $67,500, respectively, based upon a $27.00 share "Bid" price of Company Class A Common Stock as reported in the National Quotation Bureau's "Pink Sheets" on December 31, 1995. The shares of restricted stock awarded to the executive officers are subject to the restriction that the Company must achieve a specified net income per share for the years ended December 31, 1995 and December 31, 1996. Should the Company achieve this specified net income per share in 1995 and 1996, the restrictions on the shares of restricted stock applicable for that specific year will lapse and the shares will be awarded to the executive officers. Dividends are paid on all shares of restricted stock to the same extent as any other shares of the Company's Class A Common Stock.

(3)   The amounts disclosed in this column for 1995 include:
      (a) Company contributions of $6,583, $6,583 and $4,788 in 1995 under First Busey's Profit Sharing Plan and Retirement Trust, a defined contribution benefit plan, on behalf of Mr. Mills, Mr. Scharlau and Mr. Kuhl, respectively.
      (b) Company contributions of $5,215, $5,215 and $2,890, under First Busey's Employee Stock Ownership Plan, a discretionary contribution benefit plan, on behalf of Mr. Mills, Mr. Scharlau and Mr. Kuhl, respectively.
      (c) $28,882 in 1995 represents the compensation value of a split-dollar life insurance policy on Mr. and Mrs. Mills. The Company will be reimbursed for all premiums paid on the policy, without interest, from the proceeds of the policy. Split-dollar life insurance policies were acquired on Mr. Scharlau and Mr. Kuhl during 1994. $432 and $256, respectively, represent the compensation value of these policies to Mr. Scharlau and Mr. Kuhl.
      (d) Company "above-market" interest payments of $12,358, $1,882 and $1,172 under First Busey's Executive Deferred Compensation Plan on behalf of Mr. Mills, Mr. Scharlau and Mr. Kuhl, respectively.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table provides information on option grants in fiscal 1995 to the named executive officers.



                                                                                       Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                                                                        of Stock Price Appreciation
                                              Individual Grants                               for Option Term
                              ------------------------------------------------------  --------------------------------
                                  Number of
                                 Securities        % of
                                 Underlying     Total Options
                                Options/SARs     Granted to           Exercise or
                                  Granted       Employees in           Base Price     Expiraton
Name                                (#)  (1)     Fiscal Year           ($/Share)        Date         5%($)     10%($)
---------------------------   --------------  ------------------  ------------------  ------------  --------  --------
Douglas C. Mills                  10,000             9%                  26.25          12/31/01      91,825    208,322

Edwin A. Scharlau II               7,500             7%                  26.25          12/31/01      68,869    156,241

P. David Kuhl                      7,500             7%                  26.25          12/31/01      68,869    156,241

(1) The options become fully exercisable on January 1, 2001. No portion is exercisable before that date.





AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES



        The following table provides information on option exercises in fiscal 1995 by the named executive officers and the value of such officers' unexercised options at December 31, 1995.

                                                           Number of Securities
                                                           Underlying Unexercised      Value of Unexercised
                                                              Options/SARs at         In-the-Money Options/SARs
                                                            December 31, 1995(#)      at December 31, 1995($)(1)
                                                            --------------------      --------------------------
                            Shares Acquired
                             on Exercise      Value
Name                             (#)        Realized($)   Exercisable   Unexercisable    Exercisable    Unexercisable
--------------------------  --------------  ------------  ------------  -------------  ---------------  --------------
Douglas C. Mills                 0               0           15,000         33,500         192,450         278,475

Edwin  A. Scharlau II            0              0.00          7,500         20,500          96,225         151,110

P. David Kuhl                   3,000(2)       16,245           0           24,000(3)          0           154,230

(1) Based on the "Bid" price of Company Class A Common Stock as reported in the National Quotation Bureau's "Pink Sheets" on December 31, 1995 ($27.00). The numbers shown reflect the value of options accumulated over a five-year period.

(2) Includes 1,500 shares acquired upon exercise of options held by Mrs. Barbara J. Kuhl, Mr. Kuhl's spouse.

(3) Includes 6,500 shares underlying options held by Mrs. Kuhl.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program. After consideration of the Committee's recommendations, the full Board of Directors reviews and approves the base salaries and the amounts of the bonuses to be paid to executive officers under the Performance Opportunity Reward program (the "POR program") as well as the award of shares of restricted stock to the executive officers.

        The goals of the Company's integrated executive compensation program are to:





                1. Pay competitively to attract, retain and motivate a highly competent executive management team;



                2. Tie individual cash and stock compensation, specifically, to the achievement by the Company of annual corporate goals and, generally, to the achievement by the executive officer of specific individual goals; and



                3. Align executive officers' financial interests with stockholder value.



SALARIES

        The Committee's determination of each executive officer's base salary as well as the determination of the amount of the bonus to be paid to each executive officer under the POR program and the number of shares of restricted stock awarded and/or the number of stock options granted to the executive officer is designed to accomplish the first goal of the Company's executive compensation program. The base salary of each executive officer combined with the amount of the bonus to be paid to the executive officer under the POR program (the "cash compensation") is targeted to be slightly above average in comparison to the total cash compensation of executive officers of other bank holding companies of similar asset size located in communities in Illinois and Indiana which are similar in size and composition to Champaign-Urbana. Further, the Committee reviews each executive officer's contribution to the achievement of the Company's annual corporate goals as well as the executive officer's level of responsibility and experience.



PERFORMANCE OPPORTUNITY REWARD PROGRAM

        The POR program is designed to accomplish both the first compensation goal as described above and the second compensation goal of the Company's executive compensation program of tying individual cash and stock compensation to the achievement by the Company of annual corporate goals as well as the achievement by the executive officer of specific individual goals. Each February, the Committee reviews the Company's corporate goals for the ensuing fiscal year as well as specific individual goals of each executive officer.

        The Company's 1995 corporate goal under the POR program was to achieve a specified net income per share (the "POR program corporate goal"). A limited number of specific individual goals for each executive officer which relate to the specific area of responsibility of the executive officer were also established. Based on the Company's achievement of its POR program corporate goal in 1995 and the Committee's determination as to whether each executive officer achieved his specific individual goals, the executive officers named in the Summary Compensation Table received the indicated cash bonuses under the POR program.



RESTRICTED STOCK

        The award of shares of restricted stock by the Committee is designed to accomplish the first and second compensation goals as described above as well as the third goal of the Company's executive compensation program of aligning the interests of executive officers with stockholder value. The number of shares of restricted stock awarded to an executive officer is based on the executive officer's contribution to the achievement of the Company's annual corporate goals as well as the executive officer's level of responsibility and experience. The Committee did not award any shares of restricted stock in fiscal 1995. For fiscal 1996, the shares of restricted stock awarded to the executive officers are subject to the restriction that the Company must achieve a specified net income per share for the year ending December 31, 1996. Should the Company achieve this specified net income per share in 1996, the restrictions on the shares of restricted stock will lapse and the shares will be awarded to the executive officers. If the Company does not achieve this specified net income per share in 1996, the shares of restricted stock will be forfeited as provided in the 1993 Restricted Stock Award Plan (the "Restricted Stock Plan"). Executive officers are not required to pay for shares of restricted stock awarded under the Restricted Stock Plan. The executive officer may not sell, transfer, pledge or otherwise attempt to convey any interest in the shares subject to the award while the participant is an officer or employee of the Company or a subsidiary of the Company until all of the restrictions on resale applicable to the shares subject to the award have lapsed. During the period the shares are subject to forfeiture, the executive officer is entitled to receive dividends and other distributions on the shares and is entitled to vote such shares on all matters submitted to stockholders.



STOCK OPTIONS

        The granting of stock options by the Committee is designed to accomplish the first and second compensation goal as described above as well as the third goal of the Company's executive compensation program of aligning the interests of executive officers with stockholder value. The number of stock options granted to an executive officer and other officers is determined by the officer's title and responsibilities. Grants of stock options are intended to recognize different levels of contribution to the achievement of the Company's annual corporate goals as well as different levels of responsibility and experience as indicated by each officer's title. All officers with the same title generally receive the same number of stock options. All stock options are granted with an exercise price equal to the fair market value of Class A Common Stock on the date of grant. At the November 15, 1995 Meeting of the Board of Directors of First Busey Corporation, the 1988 Stock Option Plan was amended to increase the number of shares of Stock reserved for issue upon the exercise of Stock Options from three hundred thousand (300,000) to seven hundred fifty thousand (750,000). The Compensation Committee granted stock options totaling 109,000 shares on November 15, 1995.



COMPENSATION OF THE CHIEF EXECUTIVE OFFICER



        Base Salary/POR Program.  Mr. Mills' 1995 base salary was $150,000 which
represented his base salary in 1994.   The Committee determined to increase the
amount of the cash bonus to be paid under the POR program to Mr. Mills if the Company achieved its POR program corporate goal and Mr. Mills achieved his specific individual goals to between $90,000 and $125,000 in 1995. This determination by the Committee was based on the compensation goal of tying individual total cash compensation, specifically, to the achievement by the Company of annual corporate goals and, generally, to the achievement by the executive officer of specific individual goals. Although Mr. Mills' 1995 base salary was less than the base salary of the chief executive officers of the Company's peers, Mr. Mills' total cash compensation would be comparable with such chief executive officers if the Company achieved its POR program corporate goal and Mr. Mills received his maximum POR bonus. Based on the Company's achievement of its POR program corporate goal in 1995 and the Committee's determination as to whether Mr. Mills achieved his specific individual goals, Mr. Mills was paid a cash bonus of $96,800.

        Restricted Stock. Based on the achievement of the specified net income per share for the year 1995, the restrictions accompanying the 2,000 shares of restricted stock awarded to Mr. Mills in 1993 were released in January of 1996. Mr. Mills currently holds 2,500 shares of restricted stock tied to the performance of the Company as of December 31, 1996. The Committee did not award any restricted stock in 1995.


        Stock Options. Mr. Mills was granted options to purchase 10,000 shares of Class A Common Stock in 1995. Due to the fact that no Restricted Stock Awards were granted to Mr. Mills in 1995, the Compensation Committee determined that his performance warranted an increase in the number of stock options granted from 1994.


                                                COMPENSATION COMMITTEE





                                                John W. Pollard, M.D. (Chairman)
                                                E. Phillips Knox

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Table included under "Company Performance" shall not be incorporated by reference into any such filings.

                              COMPANY PERFORMANCE

        The following table compares the Company's performance, as measured by the change in price of its Class A Common Stock plus reinvested dividends, with the CRSP NASDAQ Total Return Index--United States ("NASDAQ Total Return Index--U.S.") and the SNL-Midwestern Banks Index (the "Custom Peer Group") for the five years ended December 31, 1995.




Measurement Period   First Busey Corporation    Nasdaq Total Return     Custom Peer Group
   (Year Ending)     -----------------------    -------------------     -----------------
------------------
     12/31/90                  100.00                    100.00                 100.00
     12/31/91                  111.05                    161.00                 173.52
     12/31/92                  123.62                    186.86                 224.17
     12/31/93                  169.87                    214.51                 234.34
     12/31/94                  198.46                    209.68                 225.64
     12/31/95                  228.62                    296.30                 333.95



        The Banks in the Custom Peer Group (SNL-Midwestern Banks) represent all publicly traded banks, thrifts or financial service companies located in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Members of the Compensation Committee consisted of Messrs. Pollard and Knox. Mr. Knox is a lawyer with Tummelson, Bryan and Knox, Urbana, Illinois and provided legal and certain consulting services to the Company during fiscal 1995. Mr. Knox received an annual director's fee of $15,000 in lieu of any other fees payable to non-employee directors of the Company and its subsidiaries. The dollar amount of the fees paid to Tummelson, Bryan and Knox by the Company during the 1995 fiscal year was $83,807.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Busey Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers and holders of 5% or more of First Busey's Common Stock, their immediate families and their affiliated companies. These transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. The transactions have not involved and will not involve more than the normal risk of collectibility or any other unfavorable features. At December 31, 1995, these persons and companies were indebted to Busey Bank for loans totaling approximately $4,168,942 representing 6.15% of total stockholders' equity. In addition to these loans, Busey Bank makes loans to officers of First Busey's subsidiaries who are not executive officers of First Busey.

            PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

                        CLASS A AND CLASS B COMMON STOCK

                                 (PROPOSAL TWO)

        The Company proposes to amend Article Fourth of its Articles of Incorporation to increase the number of its authorized shares of Class A and Class B Common Stock. The Company proposes to increase the number of authorized shares of Class A Common Stock to 40,000,000 shares and Class B Common Stock to 10,000,000 shares.

        The classes and the aggregate number of common stock which the Company shall have authority to issue shall be as follows:

        A.      40,000,000 shares of Class A Common Stock, without par value.

        B.      10,000,000 shares of Class B Common Stock, without par value.


        The Company currently has authority to issue 1,000,000 shares of Preferred Stock, without par value. Such authorization will remain unaffected.

        As of February 29, 1996, the Company had 3,785,016 shares of Class A Common Stock issued and outstanding, 750,000 shares of Class B Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. No shares of the Company's stock are currently reserved for issuance.

        At the date of this Proxy Statement, the Company does not have certain plans to issue any shares of Class A or Class B Common Stock. However, the Board of Directors currently anticipates considering a possible stock split of Class A and Class B Common Stock on April 15, 1996, at the Board Meeting preceding the Annual Meeting. There are no assurances that the Board of Directors will approve a stock split or, if approved, on what basis such split may be approved.

        The additional shares of Class A and Class B Common Stock that may be issued pursuant to the proposed stock split would be a part of the respective existing classes of Class A and Class B Common Stock and, if issued, would have the same rights and privileges as the shares of Class A and Class B Common Stock presently outstanding. In addition, a split would not affect the relative rights of any shareholder or result in a dilution or diminution of any shareholder's proportionate interest in the Company. An increase in the number of shares of Class A and Class B Common Stock outstanding would increase the voting power of the holders of Class A and Class B Common Stock in relation to the holders of other voting securities of the Company as to matters on which all voting securities vote as a single class.


        In addition, the Board of Directors of the Company has determined that it is in the best interests of the Company to have additional shares of Common Stock authorized and available for issuance as the need arises for possible future financing transactions, acquisitions, asset purchases, stock dividends or splits, issuances under employee benefit plans and for other general corporate purposes. Such shares will be issuable by the Company generally without further authorization by the stockholders on such terms as the Board of Directors may lawfully determine. The effect of the authorization and issuance of additional shares of Common Stock (other than on a pro rata basis among holders of Common Stock) would be to dilute the present voting power of the holders of Common Stock. Stockholders presently do not have preemptive rights. Although it is not intended to be an anti-takeover measure, the increase in authorized shares of Common Stock with a subsequent issuance of such shares could impede a potential takeover by, among other things, (1) diluting the stock ownership of persons attempting to gain control of the Company and (2) issuing securities to individuals or entities favorable
to management.   The par value, designations, preferences, relative rights, limitations, or restrictions of the authorized Class A Common Stock, Class B Common Stock and Preferred Stock of the Company will remain unchanged.

        If the proposal to increase the number of authorized shares of Class A and Class B Common Stock is adopted by stockholders, the Company will then have 36,208,822 shares of Class A Common Stock, 9,250,000 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock available for issuance.

        The Board of Directors currently believes that the authorized and unissued shares of stock of the Company which will remain after amendment of the Company's Articles of Incorporation as proposed in these proxy materials will be sufficient for the Company's capital and other needs for the foreseeable future.

        THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A AND CLASS B COMMON STOCK.

                       RATIFICATION OF AUDITORS PROPOSAL

                                (PROPOSAL THREE)

        For the year 1995, the Board of Directors of the Company retained McGladrey & Pullen as independent auditors for the Company. The Board of Directors has appointed McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 1996. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
                       RATIFICATION OF AUDITORS PROPOSAL.

                                 OTHER BUSINESS

So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should properly be brought before the Annual Meeting, it is intended that the proxy holders may vote or act in accordance with the Company's Board of Directors' recommendation on such matters.

                             STOCKHOLDER PROPOSALS

Stockholders desiring to submit proposals to be voted upon by stockholders at the 1997 Annual Meeting must submit their proposals to the Executive Vice President and Corporate Secretary of the Company no later than November 15, 1996.



                                             By order of the Board of Directors,




                                             /s/ Barbara J. Kuhl

                                             Barbara J. Kuhl
                                             Executive Vice President
                                             and Corporate Secretary





March 18, 1996

PROXY-FIRST BUSEY CORPORATION

KNOW ALL MEN BY THESE PRESENTS, THAT I, the undersigned stockholder of First Busey Corporation (the "Company") having received notice of the Annual Meeting of Stockholders, do hereby nominate, constitute and appoint, Tom Berns and Tom Brown, or either of them, my true and lawful attorneys and proxies, with full power of substitution, for me and in my name, place and stead to vote all of the shares of Class A Common Stock and Class B Common Stock, without par value ("Common Stock") of the Company standing in my name on its books on February 29, 1996 at the Annual Meeting of Stockholders of the Company, to be held at the Assembly Hall, 1800 S. First Street, Champaign, IL, on April 16, 1996 at 7:00 p.m., local time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

        1. // FOR all nominees listed below to serve as directors of the Company until the next Annual Meeting of Stockholders (except as marked to the contrary below)

        2. //   WITHHOLD AUTHORITY to vote for all nominees listed below

                Joseph M. Ambrose       Samuel P. Banks         T.O. Dawson
                Victor F. Feldman       Kenneth M. Hendren      Judith L. Ikenberry
                E. Phillips Knox        P. David Kuhl           V.B. Leister, Jr.
                Douglas C. Mills        Linda M. Mills          Robert C. Parker
                John W. Pollard         David C. Thies          Edwin A. Scharlau II
                Ben Snyder              Arthur R. Wyatt


           (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

        2.      //      FOR             //      AGAINST         //      ABSTAIN FROM

                Proposal to increase the number of authorized shares of Class A and Class B Common Stock from 12,500,000 to 50,000,000.

        3.      //      FOR             //      AGAINST         //      ABSTAIN FROM


                Ratification of the appointment of the firm of McGladrey &
                Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

                To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.


THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO INSTRUCTIONS ARE GIVEN, IT WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES AS DIRECTORS OF FIRST BUSEY CORPORATION, "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A AND CLASS B COMMON STOCK FROM 12,500,000 TO 50,000,000 AND "FOR" THE RATIFICATION OF McGLADREY & PULLEN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS. ALSO, THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

YOUR VOTE IS IMPORTANT. ANY PREVIOUSLY SUBMITTED PROXIES WILL NOT BE USED AT THE ANNUAL MEETING. ACCORDINGLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.




Dated:
      -----------------------           -------------------------------------

Number of Shares:
                 ------------           -------------------------------------


                                        Please sign your name or names exactly
                                        as they appear on the stock
                                        certificate.
                                        Each joint tenant must sign.  When
                                        signing as attorney, administrator,
                                        guardian, executor or trustee or as
                                        an officer of a corporation, please
                                        give full title. If more than one
                                        trustee, all should sign.